                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                        Telephone (617) 570-1000
                                                       Telecopier (617) 523-1231


                               November 26, 1996


Data Translation II, Inc..
100 Locke Drive
Marlboro, MA  01752

          Re:  Data Translation II, Inc. 1996 Stock Option Plan
               ------------------------------------------------

Ladies and Gentlemen:

          This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 500,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Data Translation II, Inc. (the "Company") which may be issued pursuant to options granted under the Company's 1996 Stock Option Plan (the "Plan").

          We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Certificate of Incorporation and the By-laws of the Company; such records of the corporate proceedings of the Company as we deemed necessary; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original form, and the legal competence of each individual executing a document.

          We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares in accordance with the terms of the Registration Statement, the Plan and the Option Agreements entered into pursuant to the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

                          GOODWIN, PROCTER & HOAR LLP

Data Translation II, Inc.
November 26, 1996
Page 2


          The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing opinion further assumes that the purchase price paid for the Shares will be in excess of the par value thereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR LLP

                                       2